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                                                                    EXHIBIT 10.8



                              [VaxGen Letterhead]




Mr. Leon A. Greenblatt
c/o Scattered Corporation
330 s. Wells Street
Chicago, IL 60606-7103


                                                                  March 14, 1997


Re:     Right First Option


Dear Mr. Greenblatt;

In connection with the VaxGen Private Placement described in the memorandum dated November 1, 1996 (the "Private Placement"), VaxGen, Inc., ("VaxGen") will offer to you a right of first option upon issuance by VaxGen of new shares of common stock, $0.01 par value per share (the "Common Stock"), as are more fully described below.

Subject to the terms and conditions contained in this letter and an investment of $1.4 million in the Private Placement by you, VaxGen hereby offers to you the right of first option to purchase a pro rata portion of any new shares of Common Stock ("New Shares") which VaxGen may from time to time propose to issue and sell in any offering for a period of five years from March 31, 1997. Your pro rata portion, for purposes of this letter, is the ratio that the number of shares of Common Stock held by you bears to the Common Stock issued and outstanding immediately prior to the issuance of New Shares.

In the event that VaxGen proposes to issue New Shares, other than to an affiliate of VaxGen, it shall give you written notice describing the amount and terms of New Shares to be issued. The price and terms at which you will be permitted to purchase your pro rata share of the New Shares shall be the same as any other purchase of New Shares. You shall have seven (7) days from the date of receipt of any such notice in which to agree to purchase your pro rata portion of such New Shares by giving written notice to VaxGen and stating therein the quantity of New Shares to be so purchased.

In the event that you fail to exercise its right of first option within such seven (7) day period, VaxGen may sell or enter into an agreement to sell the New Shares that you did not elect to purchase and you shall have no further rights with respect to those New Shares.

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Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and you, in accordance with its terms.

                                                   Very truly yours,

                                                   VaxGen, Inc.


                                                   /s/ ROBERT C. NOWINSKI
                                                   -----------------------------
                                                   Robert C. Nowinski



The foregoing agreement is hereby
confirmed and accepted as of the
date first above written.

Investor Signature:


/s/ LEON A. GREENBLATT
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Leon A. Greenblatt